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                                                                     May 1, 2000

                     AMENDMENT TO THE DISTRIBUTION AGREEMENT
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The following is added to Schedule 6:

                                   SCHEDULE 6
                              COMPENSATION SCHEDULE

VARIABLE IMMEDIATE ANNUITY CONTRACT
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Compensation paid on the single premium*:

         For annuity benefit periods of:

         10 or more years:                  7.00%
         9 years:                           6.00%
         8 years:                           5.00%
         7 years:                           4.00%
         6 years:                           3.00%
         5 years:                           2.00%

*when sold in conjunction with a life insurance product, the Option A life commission rate applicable to that product is used.

The following is added to Schedule 2:


                                   SCHEDULE 2
                                VARIABLE PRODUCTS

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  PRODUCT   POLICY/CERTIFICATE          DESCRIPTION           EXPENSE ALLOWANCE
                 NUMBER
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    TBD         A3029-99         Variable Immediate Annuity        0.00%
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EFFECTIVE DATE - This Amendment shall be effective on June 1, 2000, upon execution of the Signature Page referencing this Amendment by all parties.







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